UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 12, 2006

EURASIA ENERGY LIMITED

(Formerly Pacific Alliance Ventures Ltd.)

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

000-50608

(Commission File Number)

98-0414501

(I.R.S. Employer Identification Number)

Downiehills, Blackhills, Peterhead

Aberdeenshire, AB42 3LB, U.K., Scotland

(Address of principal executive offices, including zip code)

(604) 681-9588

(Registrant's telephone Number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01 – Other Events

Effective January 12, 2006, the common shares of Eurasia Energy Limited (formerly Pacific Alliance Ventures Ltd.) (the “Registrant”) began trading on the OTC Bulletin Board under the Registrant’s new name “Eurasia Energy Limited” and under the Registrant’s new trading symbol “EUEN”.

On November 28, 2005, the Registrant’s directors approved a change of the Registrant’s name from “Pacific Alliance Ventures Ltd.” to “Eurasia Energy Limited”.  Also on November 28, 2005, shareholders of the Registrant owning 54.81% of the Registrant’s issued common shares approved the Registrant’s proposed name change by consent resolution.  The Registrant mailed definitive proxy materials on form Schedule 14C to its shareholders on December 21, 2005 disclosing the proposed action to change the Registrant’s name by consent resolution of the majority of shareholders.

The change of the Registrant’s name to “Eurasia Energy Limited” results from management’s decision to pursue exploration and development opportunities in the oil and gas industry where management has previous operational experience.

The Registrant has entered into a memorandum of understanding (“MOU”) with the State Oil Company of the Azerbaijan Republic (“SOCAR”) which grants the Registrant the exclusive right to negotiate an Exploration, Rehabilitation, Development and Production Sharing Agreement (“ERDPSA”) for a 600 square kilometer oil and gas block (the “Block”) in the Republic of Azerbaijan.  The Block includes the producing Alat-Deniz oil and gas field and seven additional exploration structures namely, the Hamamdag-Deniz, Garasu, Sangi-Mugan, Ulfat, Aran-Deniz, Dashly and Sabayil structures.  The Block is located in the shallow coastal waters of the Azerbaijan sector of the Caspian Sea approximately 70 kilometers south of the Azerbaijan capital of Baku.

The Registrant’s technical team including geologists and petroleum engineering consultants will shortly start a review of the production and exploration data and will assist management in the preparation of a rehabilitation, development and exploration plan for the Block.  This will form the basis of the terms of the ERDPSA.

The Block includes the producing Alat-Deniz oil and gas field and a string of seven prospective exploration structures trending in a south-easterly direction from the coast to seventy kilometers offshore. Water depths are predominantly up to twenty meters and reach a maximum of fifty meters at the far end of the Block.  The Alat-Deniz field was discovered in 1983 and to date has produced approximately 12.5 million barrels of oil and 1 billion cubic meters of gas.  SOCAR estimates recent production to be approximately 750 barrels of oil and 100,000 cubic meters of gas per day from 14 wells, and remaining recoverable reserves from the Alat-Deniz field of 15 million barrels of oil and 1 billion cubic meters of gas.  The main producing horizon is at 3,700-4,500 meters depth.  Available data includes low density Soviet-era seismic over the entire Block and well data from the Alat-Deniz field and several other structures.  In addition there is modern seismic and well data in onshore and offshore areas proximal to the Block that may be used for interpolation.

Notable offshore projects in Azerbaijan include the Azeri-Chirag-Guneshli field estimated to hold reserves in excess of 5 billion barrels of oil, and the Shah Deniz field estimated to contain more than 400 billion cubic metres of gas.  Both fields are being developed by consortia headed by BP and include other major international companies including SOCAR, Exxon, Unocal, Devon Energy, Amerada Hess, TPAO, Statoil, Lukoil and Itochu.  Oil and gas will be delivered to world markets by the Baku-Tbilisi-Ceyhan (BTC) export oil pipeline to the port of Ceyhan on Turkey's Mediterranean coast, and the South Caucasus Gas Pipeline (SCP) to Turkey.  In total 17 projects are at various stages of development onshore and offshore Azerbaijan, involving 27 foreign companies from 13 countries.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(a)

Financial Statements of Business(es) Acquired

Not Applicable

(b)

Pro forma Financial Information

Not Applicable

(c)

Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EURASIA ENERGY LIMITED

(formerly Pacific Alliance Ventures Ltd.)

Per:

/s/Nicholas W. Baxter

Nicholas W. Baxter,

President, C.E.O. and Director